Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-214297) pertaining to the TimkenSteel Corporation Amended and Restated 2014 Equity and Incentive Compensation Plan;
(2)
Registration Statement (Form S-8 No. 333-197078) pertaining to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan;
(3)
Registration Statement (Form S-3 No. 333-216781) pertaining to the TimkenSteel Corporation Amended and Restated 2014 Equity and Incentive Compensation Plan;
(4)
Registration Statement (Form S-8 No. 333-238034) pertaining to the TimkenSteel Corporation 2020 Equity and Incentive Compensation Plan;
(5)
Registration Statement (Form S-8 No. 333-251892) pertaining to the TimkenSteel Corporation Time-Based Restricted Share Unit Inducement Award Agreement and Performance-Based Restricted Share Unit Inducement Award Agreement; and
(6)
Registration Statement (Form S-8 No. 333-258523) pertaining to the TimkenSteel Corporation Amended and Restated 2020 Equity and Incentive Compensation Plan

of our reports dated February 24, 2023, with respect to the consolidated financial statements and schedule of TimkenSteel Corporation and the effectiveness of internal control over financial reporting of TimkenSteel Corporation, included in this Annual Report (Form 10-K) of TimkenSteel Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Cleveland, Ohio

February 24, 2023